Quarterly Financial Results Q3 2012 Align Technology, Inc.

Align Technology Q3 FY2012 Conference Call • Speakers: - Tom Prescott, president and CEO - Ken Arola, vice president of finance and CFO • Moderator: - Shirley Stacy, vice president, corporate and investor communications • Replay and Web cast Archive - Telephone replay will be available through 5:30pm ET October 25, 2012 • Domestic callers: 877-660-6853 • International callers: 201-612-7415 • Conference # 400990 - Audio web cast archive will be available at http://investor.aligntech.com for approximately 12 months Align Technology, Inc. All rights reserved2

Safe Harbor and Forward Looking Statement This presentation, including financial tables, contains forward-looking statements, including statements regarding certain business metrics for the fourth quarter of 2012, including anticipated net revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the acquisition of Cadent Holdings, Inc., continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Securities and Exchange Commission on February 29, 2012. In addition to that information, the possibility of an impairment charge, which could result in a substantial reduction against goodwill and a commensurate charge against earnings, could have a material adverse impact on the preliminary results reported in this press release and on results during a subsequent period. While the Company expects to reflect the outcome of its impairment testing in its Form 10-Q and final reported results for the third quarter ended September 30, 2012, Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason. Align Technology, Inc. All rights reserved3

Goodwill Impairment Testing • The preliminary Q3 2012 results are subject to change based upon the conclusion of goodwill impairment testing being undertaken by the Company. • The discontinuation of Align’s distribution relationship with Straumann in Europe and North America and the decline in results of operations of the Company’s Scanner and CAD/CAM Services reporting unit triggered the risk that the goodwill associated with the acquisition of Cadent might be impaired. • As a result, we are currently conducting a step one test as of September 30, 2012, to assess whether goodwill, which had a carrying value of $135.3 million as of September 30, 2012, is impaired. We expect to complete the step one impairment test prior to filing our Form 10-Q for the third quarter of 2012. • If the results of our step one analysis indicates an impairment, we will conduct a step two evaluation to determine the amount of the non-cash impairment charge, if any. If step two cannot be completed prior to filing our Form 10-Q for the third quarter, we may estimate a range of potential impairment and may record an estimated non-cash charge in the third quarter of 2012. Any difference between an estimate and the final step two evaluation, would be recorded in the fourth quarter 2012. Align Technology, Inc. All rights reserved4

Q3 FY2012 Overview Tom Prescott President and CEO Align Technology, Inc. All rights reserved5

Q3 FY2012 Financial Highlights

- Despite a strong summer season for Invisalign teenager cases, which increased 21% sequentially and year over year, our third quarter revenue was slightly lower than our outlook.
- Q3 is historically a slower period for North American GP dentists who have fewer days in-office due to vacations as well as for International doctors who typically take extended summer holidays, especially in southern Europe.
- This year summer seasonality was more pronounced in North America and as a result, we did not see the expected ramp in Invisalign cases for GPs and Orthodontists. This softness has continued through October and is reflected in our Q4 guidance, which despite that slowdown, still projects a healthy annual growth rate for the company overall, including volume growth of at least 16%.

	Total	**Invisalign Clear Aligners**		**Scanner & CAD/CAM**
	$136.5M	$126.7M	92,515cases	$9.8M
QoQ	(-6.3%)	(-5.2%)	(-2.9%)	(-18.3%)
YoY	+8.4%	+10.9%	+16.6%	(-15.9%)

6 Align Technology, Inc. All rights reserved

invisalign iTero iOC OrthoCAD

Q3 FY2012 Invisalign Performance

Highlights

	Invisalign Shipments	Q/Q	Y/Y
Worldwide	92,515	(-2.9%)	+16.6%
NA Ortho	35,885	+1.3%	+19.3%
NA GP	34,725	(-6.8%)	+11.6%
International	21,905	(-3.0%)	+20.6%

- We're taking a complete look at our results, including demand for our products and analyzing the industry and the markets in which we operate. We are evaluating a lot of data, much of which is conflicting, and none of which supports a fundamental decrease in demand for Invisalign.
- On the one hand, data such as the surprisingly strong, recent consumer sentiment ratings, as well as the uptick in visitors to Invisalign.com, and Find A Doctor searches point to continued strong consumer interest. On the other hand, additional insight from our customers regarding Invisalign in their practices indicate that more adult patients were delaying or pushing out acceptance of their ClinCheck treatment plans this summer and early fall, possibly due to concerns about the economy.
- Several recent analyst reports based on AFG Research suggest that conditions within the dental space during the calendar third quarter were slightly less desirable than in the second quarter and AFG reports developed for Align corroborates these trends.
- Beyond all of the survey work done, there remains a dichotomy between the tougher economic realities for the broader economy and the actual case starts we had in Q3, when compared to the optimistic views on Invisalign sounded by both consumers and doctors.

7 Align Technology, Inc. All rights reserved

invisalign iTero iOC OrthoCAD

Q3 FY2012 Invisalign Geographic Performance North America • N.A. Orthodontists: 35,885 Invisalign Shipments, +1.3% Q/Q, +19.3% Y/Y - Year-over-year growth was driven primarily from growth across nearly all Invisalign products, especially Invisalign Teen - On a sequential basis, Q3 Ortho volume reflects lower Invisalign Full cases offset by the growth from Invisalign Teen cases which increased 34% sequentially among N.A. Orthos. • N.A. GP Dentists: 34,725 Invisalign Shipments, (-6.8%) Q/Q, +11.6% Y/Y - Year-over-year driven by growth across all Invisalign products, especially Invisalign Express. - On a sequential basis, Q3 GP volume decreased due to lower Invisalign Full and Assist cases. We believe softness in higher end adult procedures like full mouth restorations, veneers, and Invisalign may have played a part. Align Technology, Inc. All rights reserved8

Q3 FY2012 Teenage Orthodontic Segment

- Q3 Invisalign Teen product cases of 15,265 or 16.5% of WW volume, +28.7% Q/Q, +30.1% Y/Y
  - a positive indication of our continued progress.
- Invisalign Teen/Vivera Retainer promotion
  - As expected, both Orthos and some GPs took advantage of the Invisalign Teen/Vivera Retainer promotion we ran this quarter in North America, which includes a free Vivera Retainer subscription for every Invisalign Teen case a customer buys.
  - During Q3 last year, when we first offered the Teen/Vivera promotion we saw a strong uptick in Invisalign Teen cases and this year we saw a similar uptick. Over the past 12 months, the doctors who participated in the promotion have subsequently grown their Invisalign Teen and Vivera case volume faster than doctors who did not participate.
- Q3 was a strong quarter for teenagers using Invisalign
  - 24,510 teenage cases or 26.5% of WW volume, +20.6% Q/Q, +21.5% Y/Y
  - demonstrates our continued progress and share gain among teens 11 to 19 worldwide.

9 Align Technology, Inc. All rights reserved

invisalign iTero iOC OrthoCAD

Q3 FY2012 Teenage Orthodontic Segment Align Technology, Inc. All rights reserved10 0 4,000 8,000 12,000 16,000 20,000 24,000 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 All teenagers using Invisalign Invisalign Teen cases

Q3 FY2012 Invisalign Geographic Performance International • International Doctors: 21,905 Invisalign Shipments, (-3.1%) Q/Q, +20.6% Y/Y - Fourth consecutive quarter of 20%+ year-over-year growth for International. This growth was driven primarily by an increase from Invisalign distributors, especially the APAC region, as well as from nearly all direct European countries. - On a sequential basis, as expected, Invisalign case volume outside North America was down slightly (3%) sequentially, reflecting summer seasonality primarily in southern Europe. • Year-over-year growth in core Europe was led by the U.K and the CEU (Germany, Switzerland, Austria) - Italy volumes were down compared to last year and while the signs of economic distress and austerity measures are obvious, we also had an execution miss. We have new country leadership in place and expect to find our way back to a growth posture – much like what we did in the U.K. two years ago. • China and Japan - Q3 Invisalign case starts in China continued to ramp while Japan continues on its growth track. We see strong business growth in China, which we believe is being driven by our strategy of working with Key Opinion Leaders, going deep with top orthodontists in core cities. - We had a strong presence at the annual Chinese Orthodontic Meeting (“COS”) held at Peking University in September where we saw the first wave of Chinese KOLs (orthodontists) speaking about Invisalign in the scientific sessions – presenting Invisalign, the technology, finished and cases in progress. This represents a major step forward as we now have domestic, in-country Chinese KOLs carrying the message, promoting Invisalign. - We will continue to execute on our core strategy, which is working; combined with ongoing tests to best understand the local levers of accelerating volume here in China. We remain very bullish on the long-term potential for this country. Align Technology, Inc. All rights reserved11

APAC Distributor to Revert to Direct Sales Region Beginning May 1, 2013 • Great quarter for our Invisalign distribution partners in the APAC, EMEA, and Latin America regions. - Year-over-year as well as sequential growth was driven by continued strength in the APAC region, especially Australia and Hong Kong. • As a result of our continued success in the Asia Pacific (APAC) region and with the upcoming expiration of the distribution agreement with our partner there, we have decided to revert APAC into a direct sales region beginning May 1, 2013. Align Technology, Inc. All rights reserved12 • Taking back the APAC organization as well as its entire team and operating expense structure. • We will step up investments in the form of increased OPEX during the fourth and first quarters in order to ensure a seamless transition for our customers. • In the near term, this increased operating expense committed towards continued APAC growth and organizational continuity will create a little more operating margin pressure. • After May 1, we will begin to recognize direct sales at our full ASP, rather than the significantly discounted ASP under the distribution agreement, and will thereby quickly gain revenue and contribution margin leverage. The overall economic costs of this reversion have less than a one year payback.

Q3 FY2012 Invisalign Adoption Metrics Doctor Utilization and Training Align Technology, Inc. All rights reserved13 Quarterly Doctors Trained Worldwide Average Channel Utilization • Total utilization was 4.2 cases per doctor - N.A. Orthodontists 7.7 cases/doc - Y/Y volume growth was driven by both an increase in Invisalign utilization as well as an increase in the number of new Ortho submitters. - Q/Q utilization remained flat - N.A. GP Dentists 2.9 cases/doc - Y/Y volume growth was driven primarily by an increase in newly trained GP submitters. - Q/Q utilization decreased due to lower case volumes and fewer submitters. - International 4.1 cases/doc - Q/Q utilization remained flat • 1,485 new Invisalign-trained doctors - 800 North America - 685 International - As expected, we trained fewer doctors in Q3 as we typically hold fewer CE1 training events during the summer timeframe. NA NA NA Int'l Int'l Int'l 0 400 800 1,200 1,600 2,000 Q311 Q212 Q312 2 3 4 5 6 7 8 Q311 Q411 Q112 Q212 Q312 NA Orthos Int'l NA GPs Utilization = # of cases shipped/# of doctors to whom cases were shipped

Announcing SmartTrack Aligner Material

- SmartTrack is a significant improvement in the entire Invisalign system and how we leverage force systems for more predictable tooth movement
  - Specifically engineered a flexible material that more precisely conforms to tooth morphology, attachments, and interproximal spaces to improve control of tooth movement across treatment.
- Large scale pilot with 1,000+ customers in May
  - Analysis of patients treated shows statistically significant improvement in control of tooth movements, especially for the most difficult such as rotations and extrusions.
- In Q1 2013, SmartTrack will become the standard Invisalign aligner material for Invisalign clear aligners in North America and Europe, as well as in other International markets.

"I'm very pleased with the new SmartTrack aligner material. The aligners fit better and are much more comfortable for our patients, and the tooth movement is more precise in all directions."
- Dr. Werner Schupp, an orthodontist practicing in Köln, Germany

SmartTrack™

A highly elastic aligner material that delivers more constant force to improve control of tooth movements



Aligner Material Relaxation
SmartTrack™
Standard Aligner Material
FORCE
TIME
DAY 14
Forces measured in simulated oral environment

"The clinical results with SmartTrack have been excellent so far. The fit around the teeth from aligner to aligner is better than with any group of patients I have previously treated with Invisalign in my practice. Without a doubt, SmartTrack is the most exciting change in Invisalign technology among the many that have been introduced in recent years."
- Dr. Clark Colville, an orthodontist in Seguin, Texas and member of Align's Clinical Advisory Board

14 Align Technology, Inc. All rights reserved

invisalign iTero iOC OrthoCAD

Consumer Demand Strategy Q3 12 Program Highlights – North America • Goal to raise awareness of Invisalign and Invisalign Teen as the best option for a healthy, beautiful smile among adults and teens. • Consumer web site - During Q3, we passed a big milestone and ended the quarter with more than 4.2 million visitors to Invisalign.com to date this year, a nice increase from the same period in 2011 - Web site leads are up and Find a Doctor searches are up from the same time last year - We also continue to see increasing traffic from mobile device users, with visitors to the Invisalign.com mobile site, now making up around a quarter of our total traffic when our ads are on TV • On-air TV presence - In early Q3 we continued leveraging the peak “teen season” by running our “Twins” TV spots to reach moms and teens - This year we were off air for three weeks in July to avoid competition with the Olympics. However, we supplemented our TV presence during those important final summer months with radio, digital, and traditional PR and event marketing, including our second year sponsoring Radio Disney’s Next Big Thing Tour, which includes elements of all of those marketing channels, including a lot of Disney radio and TV placements. Align Technology, Inc. All rights reserved15

Scanner and CAD/CAM Services

Q3 12 Performance

- Scanner and CAD/CAM Services revenues of $9.8M, compared to $11.9M in Q2 12
  - Scanner revenues of $4.0M, compared to $6.0M in Q2 12
  - CAD/CAM Services revenues of $5.8M, compared to $5.9M in Q2 12
- Scanner and CAD/CAM services business sequential decease reflects summer seasonality
  - In addition, there were no major industry or Invisalign customer events that would give us additional selling opportunities like the AAO meeting in May 2012 and the GP Summit in July 2011. These major tradeshows and customer events like Invisalign Summits provide a unique opportunity to present iTero scanners and close orders.



iTero

16 Align Technology, Inc. All rights reserved

invisalign iTero iOC OrthoCAD

Termination of Straumann Distributorship Effective December 31, 2012 in Europe and North America Align Technology, Inc. All rights reserved17 • Since acquiring Cadent 18 months ago, we have been committed to enabling a digital shift within restorative dentistry, with the iTero scanner as the center of our strategy. • We have worked with Straumann over the past few years to establish a sales, services, and support model for the iTero scanner that would benefit both our companies. The global market for restorative dentistry is far more fragmented and complex than orthodontics with hundreds of thousands of labs, suppliers, general dentists, and specialists. In Europe, adoption of digital restorative technology has been further slowed due to challenging economic conditions and reluctance to invest in capital equipment. • Despite our efforts, our collaboration for distributing iTero scanners is not meeting our strategic or financial expectations. As a result, Align has decided to market iTero on a more limited basis directly in Europe focusing on our existing Invisalign customers and pursue global scanner potential on a more opportunistic basis. We will continue our direct sales of iTero scanners in North America where digital dentistry is evolving more rapidly. Over the past year, we’ve invested in our scanner business in North America by doubling the number of direct sales representatives and in-office trainers, through ongoing improvements in scanner service and support, and through a robust product and applications development pipeline. We’ve demonstrated this business model can work and we are confident we have the best performing scanner in the market. • Both Align and Straumann are committed to ensuring a continued high level of service and support for our existing iTero customers in Europe and North America. Straumann will continue to offer first-level equipment support in Europe for at least the next 12 months, after which full responsibility for regional customer service will transfer to Align. We are currently working together on plans for a smooth transition and will communicate details to customers as soon as they are finalized.

Q3 FY2012 Financial Review Ken Arola Vice President, Finance and CFO Align Technology, Inc. All rights reserved18

Goodwill Impairment Testing • The preliminary Q3 2012 results are subject to change based upon the conclusion of goodwill impairment testing being undertaken by the Company. • The discontinuation of Align’s distribution relationship with Straumann in Europe and North America and the decline in results of operations of the Company’s Scanner and CAD/CAM Services reporting unit triggered the risk that the goodwill associated with the acquisition of Cadent might be impaired. • As a result, we are currently conducting a step one test as of September 30, 2012, to assess whether goodwill, which had a carrying value of $135.3 million as of September 30, 2012, is impaired. We expect to complete the step one impairment test prior to filing our Form 10-Q for the third quarter of 2012. • If the results of our step one analysis indicates an impairment, we will conduct a step two evaluation to determine the amount of the non-cash impairment charge, if any. If step two cannot be completed prior to filing our Form 10-Q for the third quarter, we may estimate a range of potential impairment and may record an estimated non-cash charge in the third quarter of 2012. Any difference between an estimate and the final step two evaluation, would be recorded in the fourth quarter 2012. Align Technology, Inc. All rights reserved19

Q3 FY2012 Trended Financials Align Technology, Inc. All rights reserved20 $114.3 $118.9 $123.3 $133.7 $126.7 $11.6 $10.0 $11.8 $11.9 $9.8 Q311 Q411 Q112 Q212 Q312 WW Net Revenue ($M) Scanner & CAD/CAM Clear Aligner $125.9 $128.9 $135.1 $145.6 $136.5 79.4 82.6 85.3 95.3 92.5 Q311 Q411 Q112 Q212 Q312 Invisalign Case Shipments (#K) 73.9% 74.9% 75.1% 75.0% 73.7% Q311 Q411 Q112 Q212 Q312 Gross Margin % * 23.2% 23.0% 22.6% 25.8% 22.4% Q311 Q411 Q112 Q212 Prelim Q312 Operating Margin % * * Non-GAAP A reconciliation of GAAP to Non-GAAP can be found at http://investor.aligntech.com under Financial Information > Quarterly Results for each respective quarter. Q2 11 only includes 2 months of Scanner and CAD/CAM Services

Q3 FY2012 Revenue by Geography and Products Full: 59% • (9%) Q/Q • +7% Y/Y Express: 10% • (6%) Q/Q • +21% Y/Y Invisalign Non-case: 5% • (4%) Q/Q • +19% Y/Y Product Mix Teen: 14% • +17% Q/Q • +24% Y/Y Assist: 5% • (3%) Q/Q • +1% Y/Y Teen Invisalign Full Express Non-case Assist Scanners CAD/CAM Services Scanner: 3% • (33%) Q/Q • (23%) Y/Y CAD/CAM Services: 4% • (3%) Q/Q • (7%) Y/Y N.A. Invisalign Ortho: 32% • (2%) Q/Q • +15% Y/Y N.A. Invisalign GP: 34% • (5%) Q/Q • +10% Y/Y Invisalign Non-case: 5% • (4%) Q/Q • +19% Y/Y Q3 12 Worldwide Revenue: $136.5M Geography Mix International Invisalign: 22% • (10%) Q/Q • +5% Y/Y N.A. Invisalign GP N.A. Invisalign Ortho Int’l InvisalignNon-case N.A. Scanners & CAD/CAM Int’l Scanners & CAD/CAM Int’l Scanner & CAD/CAM: 0.2% • (66%) Q/Q • (87%) Y/Y N.A. Scanner & CAD/CAM: 7% • (20%) Q/Q • +4% Y/Y Align Technology, Inc. All rights reserved21

Q3 FY2012 Invisalign Shipments by Geography and Product N.A. Ortho: 39% • + 1% Q/Q • + 19% Y/Y N.A. GP: 37% • (- 7%) Q/Q • + 12% Y/Y Int’l: 24% • (- 3%) Q/Q • + 21% Y/Y Product Mix N.A. GPN.A. Ortho Int’l Align Technology, Inc. All rights reserved22 Q3 12 Invisalign Case Shipments: 92,515 Channel Mix Full: 62% • (- 8%) Q/Q • + 12% Y/Y Express: 16% • (- 5%) Q/Q • + 33% Y/Y Teen: 16% • + 29% Q/Q • + 30% Y/Y Assist: 6% • (- 7%) Q/Q • (- 0.2%) Y/Y Teen Invisalign Full Express Assist

Q3 FY2012 Income Statement Highlights Q3 12 Q2 12 SequentialChange Q3 11 Year/YearChange Revenue $136.5M $145.6M (6.3%) $125.9M 8.4% Gross Margin 73.5% 74.7% (1.2%) pts 73.4% 0.1% pts Non-GAAP Gross Margin 73.7% 75.0% (1.3%) pts 73.9% (0.2%) pts Operating Expenses $71.2M* $72.8M (2.2%) $66.1M 7.8% Non-GAAP Op Exp $70.0M $71.6M (2.2%) $63.8M 9.7% Operating Margin 21.4%* 24.7% (3.3%) pts 20.9% 0.5% pts Non-GAAP Op Margin 22.4% 25.8% (3.4%) pts 23.2% (0.8%) pts GAAP EPS, diluted $0.29* $0.34 ($0.05) $0.24 $0.05 Non-GAAP EPS, diluted $0.28 $0.34 ($0.06) $0.27 $0.01 EBITDA $33.2* $40.8M (18.7%) $31.0 7.0% Adjusted EBITDA $33.6 $41.3M (18.8%) $32.8 2.5% A reconciliation of GAAP to Non-GAAP can be found at http://investor.aligntech.com under Financial Information > Quarterly Results for each respective quarter. *Preliminary Q312 Align Technology, Inc. All rights reserved23

Revenue Trend Align Technology, Inc. All rights reserved24 $95.9 $92.9 $104.9 $113.6 $114.3 $118.9 $123.3 $133.7 $126.7 $6.4 $11.6 $10.0 $11.8 $11.9 $9.8 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 $M Clear Aligner Scanner & CAD/CAM $145.6 $136.5 Q3 12 Revenue Highlights • Revenues of $136.5M • (- 6.3%) Q/Q, + 8.4% Y/Y • Invisalign revenues of $126.7M • (- 5.2%) Q/Q, + 10.9% Y/Y • The sequential decrease in Q3 revenue was driven by lower case volumes primarily across our North America GPs and International doctors, as well as from slightly lower Invisalign ASPs. Invisalign ASPs were lower as expected compared to last quarter due to deferrals associated with the Invisalign Teen/Vivera Retainer promotion and headwinds from Foreign Exchange rates. On a year-over-year basis, Q3 Invisalign revenue growth was driven by volume increases offset somewhat by foreign exchange rates. * * Non-GAAP A reconciliation of GAAP to Non-GAAP can be found at http://investor.aligntech.com under Financial Information > Quarterly Results for each respective quarter. Q2 11 only includes 2 months of Scanner and CAD/CAM Services $120.1 $125.9 $128.9 $135.1

Gross Margin Trend


GAAP%
78.1%
77.2%
78.4%
76.1%*
73.9%*
74.9%*
75.1%*
75.0%*
73.7%*
Q310
Q410
Q111
Q211
Q311
Q411
Q112
Q212
Q312
Acquisition of Cadent
April 29, 2011

Q312 Gross Margin Highlights

- GAAP gross margin was $100.4M or 73.5%.
  - (-1.2%) pts Q/Q, 0.1% pts Y/Y
  - Invisalign: 77.6%
  - Scanners & CAD/CAM Services: 20.6%
- Non-GAAP gross margin of $100.7M or 73.7%
  - (1.3%) pts Q/Q, (-0.2%) pts Y/Y
  - Invisalign: 77.6%
  - Scanners & CAD/CAM Services: 23.8%
- Q/Q decrease in Invisalign non-GAAP gross margin primarily reflects lower Invisalign case volume, which resulted in under-absorption of manufacturing costs and the impact from ASPs.
- Q/Q decrease in SCCS non-GAAP gross margin reflects lower production volumes which drove under absorption of manufacturing spend coupled with –excess training capacity during the seasonally slower summer quarter.
- Includes stock based compensation expense of $0.5M

** Non-GAAP*

Q2 11 only includes 2 months of Scanner and CAD/CAM Services

A reconciliation of GAAP to Non-GAAP can be found at http://investor.aligntech.com under Financial Information > Quarterly Results for each respective quarter.

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invisalign iTero iOC OrthoCAD

Operating Expense Trend


$M
Non-GAAP
$49.7
$55.7
$59.7
$68.1
$63.8
$66.9
$71.1
$71.6
$70.0
Q310
Q410
Q111
Q211
Q311
Q411
Q112
Q212
Q312
Acquisition of Cadent
April 29, 2011

Q3 12 Op Ex Highlights

- GAAP operating expense was $71.2M
- Non-GAAP operating expenses were $70.0M
  - (-2.2%) Q/Q, + 9.7% Y/Y
- Q/Q decrease in Q3 non-GAAP operating expense is primarily due to lower media spending as we went off air during the Olympics, as well as fewer industry and customer events being held in Q3.
- Includes stock-based compensation expense of $4.9M

Q2 11 only includes 2 months of Scanner and CAD/CAM Services

A reconciliation of GAAP to Non-GAAP can be found at http://investor.aligntech.com under Financial Information > Quarterly Results for each respective quarter.

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invisalign iTero iOC OrthoCAD

Operating Margin Trend Align Technology, Inc. All rights reserved27 26.3% 17.2% 21.5% 19.4% 23.2% 23.0% 22.4% 25.8% 22.4% Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 Q3 12 Non-GAAP Operating Margin Highlights • Non-GAAP operating income was $30.6M • Non-GAAP Operating Margin 22.4% • (-3.4%) pts. Q/Q • (-0.8%) pts. Y/Y Non-GAAP % * Non-GAAP A reconciliation of GAAP to Non-GAAP can be found at http://investor.aligntech.com under Financial Information > Quarterly Results for each respective quarter. Q2 11 only includes 2 months of Scanner and CAD/CAM Services Acquisition of Cadent April 29, 2011

Balance Sheet Highlights Q3 12 Q2 12 Q3 11 Cash, Cash Equivalents, & Marketable Securities $348.9M $304.0M $211.1M Cash Flow from Operations $40.3M $27.3M $41.5M DSOs 70 days 63 days 62 days Align Technology, Inc. All rights reserved28 DSO’s for the quarter were 70 days, compared to 63 days in Q2 and 62 days in the same quarter last year. The increase in DSO this quarter primarily reflects less shipment linearity in the quarter and a slight slowing of customer payments in September. Overall, our aging remains in solid shape and I expect DSOs to trend lower in Q4. During Q3 12, we purchased approximately 213,000 shares of our common stock at an average price of $34.15 per share for a total of approximately $7.3 million. There remains approximately $132.5 million available under the Company's existing stock repurchase authorization.

3 to 5 Year Financial Model Targets Q3 12 Actual Q3 11 Actual 3 – 5 Year Model Revenue CAGR% 15 - 25% Non-GAAP Gross Margin 73.7% 73.9% 73% - 78% Non-GAAP Op Ex % 51.3% 50.7% 45% - 50% Non-GAAP Op Margin 22.4% 23.2% 25% - 30% *Non-GAAP A reconciliation of GAAP to Non-GAAP can be found at http://investor.aligntech.com Align Technology, Inc. All rights reserved29

Financial Outlook Align Technology, Inc. All rights reserved30

Factors That Inform Our View of Q4 2012 • We had greater than expected summer seasonality in North America, from both GP dentists and Orthodontists. This softness has persisted into October which resulted in lower case receipts from which Q4 shipments are generated. However, busy sales force activity and patient traffic in October points to renewed growth for the Invisalign business. • Q4 is historically a stronger quarter for international doctors as they come back from summer vacations and we would expect that to be the case this year as well. • Q4 is historically the heaviest buying period for capital equipment purchasers in North America. In order to make the most of this year-end buying cycle, we are offering a promotion of $4,000 off an iTero scanner in Q4. There are also two major events we will be leveraging in Q4, the ADA meeting going on in San Francisco this week and our Invisalign Ortho Summit in November. As a result of these sales and promotional activities, we expect North American scanner sales to increase nicely from Q3. For International, we do not expect any contribution due to the termination of the iTero distribution agreements with Straumann announced today. • Lastly, given the slowdown we have seen recently, we are more cautious about consumer behavior in the near term and their willingness to move forward with higher value procedures like Invisalign. Align Technology, Inc. All rights reserved31

Q4 Fiscal 2012 Outlook Align Technology, Inc. All rights reserved32 Q4 12 Outlook GAAP Non-GAAP Revenue $134.2 M – $137.8 M Invisalign Case Shipments 90.0 K – 93.0 K Gross Margin 71.7% – 72.1% 71.9% – 72.3 % Operating Expenses $73.6 M – $74.9 M** $72.6 M – $73.9 M Operating Margin 16.9% – 17.7%** 17.8% – 18.7 % EPS, diluted $0.21 – $0.23** $0.21 – $0.23 Effective tax rate 21%** 24 % Stock based compensation $5.7 M Diluted shares outstanding 84.5 M * Cash $385 M - $395 M * * Excludes any stock repurchase during the quarter. ** GAAP numbers for Q4 "exclude the impact of any potential impairment charge A reconciliation of GAAP to Non-GAAP can be found at http://investor.aligntech.com

Contact Align Technology at: •Website: investor.aligntech.com/ •Email: investorinfo@aligntech.com •Tel: (408) 470-1000 •Corporate and Investor Communications: - Shirley Stacy, sstacy@aligntech.com - Yin Cantor, ycantor@aligntech.com Align Technology, Inc. All rights reserved33

Additional Invisalign Data Historical Information as of 9/30/12 Align Technology, Inc. All rights reserved34

Invisalign Cases Shipped By Geography 1Q 10 2Q 10 3Q 10 4Q 10 1Q 11 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 International 12,970 15,940 16,245 16,295 16,190 16,790 18,170 19,600 19,985 22,595 21,905 N.A. GP 28,490 28,460 26,840 25,275 28,290 30,710 31,120 33,100 33,045 37,265 34,725 N.A. Ortho 22,150 23,085 23,155 21,920 26,890 28,520 30,070 29,890 32,235 35,420 35,885 0 20,000 40,000 60,000 80,000 100,000 120,000 63,610 67,485 66,240 63,490 71,370 76,020 79,360 82,590 85,265 95,280 92,515 Align Technology, Inc. All rights reserved35

Total Doctors Invisalign Cases Shipped To 1Q 10 2Q 10 3Q 10 4Q 10 1Q 11 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 International 3,535 4,165 4,245 4,180 4,150 4,260 4,590 4,795 5,085 5,480 5,400 N.A. GP 10,850 10,235 10,035 9,600 10,250 10,665 11,040 10,875 11,365 12,120 11,925 N.A. Ortho 4,015 3,990 3,985 3,940 4,150 4,160 4,260 4,280 4,460 4,575 4,660 - 3,000 6,000 9,000 12,000 15,000 18,000 21,000 24,000 18,400 18,390 18,265 17,720 18,550 19,085 19,890 19,950 20,910 22,175 21,985 Align Technology, Inc. All rights reserved36

Invisalign Utilization Rate* *Utilization Rate = # of Cases Shipped / # of Doctors Cases Are Shipped To 1Q 10 2Q 10 3Q 10 4Q 10 1Q 11 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 N.A. Ortho 5.5 5.8 5.8 5.6 6.5 6.9 7.1 7.0 7.2 7.7 7.7 N.A. GP 2.6 2.8 2.7 2.6 2.8 2.9 2.8 3.0 2.9 3.1 2.9 International 3.7 3.8 3.8 3.9 3.9 3.9 4.0 4.1 3.9 4.1 4.1 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 Align Technology, Inc. All rights reserved37

Invisalign Average Selling Price (ASP) Billed and Net 1Q 10 2Q 10 3Q 10 4Q 10 1Q 11 2Q 11 3Q 11 4Q 11 1Q 12 2Q 12 3Q 12 International, billed $1,590 $1,415 $1,430 $1,525 $1,555 $1,660 $1,560 $1,530 $1,485 $1,455 $1,355 Worldwide, billed $1,395 $1,355 $1,390 $1,400 $1,395 $1,410 $1,385 $1,360 $1,370 $1,335 $1,320 International, net $1,545 $1,380 $1,430 $1,525 $1,555 $1,660 $1,560 $1,535 $1,485 $1,455 $1,355 Worldwide, net $1,345 $1,310 $1,375 $1,380 $1,395 $1,415 $1,360 $1,355 $1,365 $1,320 $1,290 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 Billed: list price +/- : discounts/advantage other aligners (MCC, ‘paid for’ replacements/refinements etc) case refinement deferral/recognitions Align Technology, Inc. All rights reserved38 Net: billed net of all discounts and deferrals